                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          AMERICAN REALTY TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                   PRELIMINARY STATEMENT FOR THE INFORMATION
                 OF THE SECURITIES AND EXCHANGE COMMISSION ONLY


                          AMERICAN REALTY TRUST, INC.
                                 DALLAS, TEXAS


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 28, 1998

     The Annual Meeting of Stockholders of American Realty Trust, Inc. will be held on Monday, December 28, 1998, at 2:00 p.m. at 10670 N. Central Expressway, Suite 600, Dallas, Texas.

     The purposes of the Annual Meeting are:

              (1)      to elect Directors;

              (2)      to approve our Director Stock Option Plan;

              (3) to approve an amendment to the Company's Articles of Incorporation; and

              (4) to transact any other business that may properly come before the meeting.

     You must be a stockholder of record at the close of business on Monday, November 23, 1998, to vote at the Annual Meeting.

     Whether you plan to attend or not, please sign, date and return the enclosed proxy card in the envelope provided. You may also attend and vote at the Annual Meeting.

Dated: November 25, 1998

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       ------------------------------------
                                       Robert A. Waldman
                                       Secretary

                   PRELIMINARY STATEMENT FOR THE INFORMATION
                 OF THE SECURITIES AND EXCHANGE COMMISSION ONLY


                          AMERICAN REALTY TRUST, INC.
                                 DALLAS, TEXAS



                                PROXY STATEMENT


                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 28, 1998



         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Realty Trust, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") for a vote upon (1) the election of four Directors, (2) a proposal to approve the Company's Director Stock Option Plan; (3) a proposal to authorize and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of special stock from 20,000,000 to 50,000,000; and
(4) the transaction of such other business as may properly come before the meeting or any adjournments thereof. The Annual Meeting will be held at 2:00 p.m., Dallas time, on Monday, December 28, 1998 at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231.



         The Company's financial statements for the year ended December 31, 1997 were audited by BDO Seidman. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to appropriate questions, and such representatives will have an opportunity to make a statement if they desire to do so. This Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about November 25, 1998. The Annual Report to Stockholders for the year ended December 31, 1997, has been mailed to all Stockholders under separate cover.


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AND OF THE EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED FREE OF CHARGE BY WRITING TO:

                               INVESTOR RELATIONS
                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231


STOCKHOLDERS ENTITLED TO VOTE


         Only holders of record of issued and outstanding shares of the Company's common stock (the "Shares") at the close of business on Monday, November 23, 1998, (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on November 23, 1998 there were 10,755,584 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.


VOTING OF PROXIES


         When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the four Directors (Proposal
One), Stockholders may choose to vote for the nominees or to withhold authority for voting for any of the nominees. As to the proposal to approve the Company's Director Stock Option Plan ("Proposal Two") and the proposal to authorize and approve the amendment to the Articles of Incorporation to increase the number of authorized Shares of Special Stock ("Proposal Three"), Stockholders may choose to vote for, against or abstain from voting on each such proposal. In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of each of the nominees for election to the Board of Directors and in favor of Proposal Two and Proposal Three. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.


VOTE REQUIRED FOR APPROVAL

         Pursuant to Section 3.2 of the By-laws of the Company, election of any Director requires the affirmative vote of a plurality of the votes cast at a meeting of Stockholders at which a quorum is present and voting. Pursuant to Section 14-2-725 of the Georgia Business Corporation Code, Proposal Two must be adopted by the affirmative vote of a plurality of the votes cast at the meeting. Pursuant to Section 14-2-1003 of the Georgia Business Corporation Code, Proposal Three must be adopted by the affirmative vote of a majority of the shares outstanding and entitled to vote thereon. Abstentions and broker non-votes, if any, will not be included in vote totals, and, as such, will have no effect on any proposal. Section 2.5 of the By-laws of the Company provides that a majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting.


         As of November 1, 1998, management and affiliates held
7,246,820 Shares representing approximately 67.4% of the Shares outstanding. Management intends to vote such Shares for each of the proposals in accordance with the recommendation of the Board of Directors.


REVOCATION OF PROXIES

         A proxy is enclosed herewith. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF STOCKHOLDERS

         Any proposal intended to be presented by a Stockholder at the 1999 Annual Meeting of Stockholders of the Company must be received at the principal office of the Company not later than March 31, 1999, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES


         The following persons have been nominated to serve as Directors of the
Company: Karl L. Blaha, Roy E. Bode, Al Gonzalez and Cliff
Harris. Each of the four nominees is currently a Director of the Company and has been nominated by the Board of Directors to serve for an additional term until the next Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Director if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors.
If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the board of Directors takes action to reduce the number of Directors, for such other person(s) as he or she may select in place of such nominee(s).

         The four nominees are listed below, together with their ages, terms of service, all positions and offices with the Company or the Company's advisor, Basic Capital Management, Inc. ("BCM"), other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director, means that the Director is an officer, director or employee of BCM, or an officer of the Company. The designation "Independent", when used below with respect to a Director, means that the Director is neither an officer of the Company nor a director, officer or employee of BCM, although the Company may have certain business or professional relationships with such Director, as discussed below under "Certain Business Relationships and Related Transactions".


                          NAME, PRINCIPAL OCCUPATIONS,
                     BUSINESS EXPERIENCE AND DIRECTORSHIPS


                                                                                    AGE
                                                                                    ---
         KARL L. BLAHA:   Director (Affiliated) (since 1996).                       51
                          President (since October 1993) and
                          Executive Vice President and Director
                          of Commercial Management (April 1992
                          to October 1993).

         Executive Vice President and Director of Commercial Management (April 1992 to August 1995) and Executive Vice President - Commercial Asset Management (since July 1997) of BCM, Transcontinental Realty Investors, Inc. ("TCI"), Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI") and Syntek Asset Management, Inc. ("SAMI"), the managing general partner of Syntek Asset Management, L.P. ("SAMLP"), which is the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP") and a corporation owned by BCM; Director (since November
         1998) of SAMI; Executive Vice President (October 1992 to July 1997) of Carmel Realty, Inc. ("Carmel Realty"), a company affiliated with BCM which provides real estate brokerage services and commercial property management services; Executive Vice President and Director of Commercial Management (April 1992 to February 1994) of National Income Realty Trust ("NIRT") and Vinland Property Trust ("VPT"); Partner - Director (August 1988 to March 1992) of National Real Estate Operations of First Winthrop Corporation; and Corporate Vice President (April 1984 to August 1988) of Southmark Corporation ("Southmark").



         ROY E. BODE:     Director (Independent) (since 1996).                      50

         Vice President of Public Affairs (since May 1992) of
         University of Texas Southwestern Medical Center; Editor
         (June 1988 to December 1991) of Dallas Times Herald; and
         Executive Board Member (since October 1996) of Yellow
         Rose Foundation for Multiple Sclerosis Research.

         AL GONZALEZ: Director (Independent) (since 1989).                          61

         President (since March 1991) of AGE Refining, Inc.;
         President (January 1988 to March 1991) of Moody-Day
         Inc.; owner and President of Gulf-Tex Construction
         Company; owner and lessor of two restaurant sites in Dallas, Texas; Director (since April 1990) of Avacelle, Inc.
         ("Avacelle"); and Director (1988 to 1992) of Greenbriar Corp.

         On March 18, 1992, Avacelle filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code and an Order confirming its Plan of Reorganization was entered
         October 18, 1993 by the United States  Bankruptcy Court,
         Northern Division of Oklahoma. On April 22, 1997, Avacelle again filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code.

         CLIFF HARRIS: Director (Independent) (since 1997).                         49

         President (since 1995) of Energy Transfer Group, L.L.C.;
         Project Development Vice President (1990 to 1995) of
         Marsh & McLennan; Vice Chairman (1990-1997) of the Dallas
         Rehabilitation Institute; Director (since 1992) of Court
         Appointed Special Advocates; and Director (since 1989) of the NFL Alumni Association.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors held seventeen meetings during 1997. For such year, no incumbent Director attended fewer than 75% of (i) the total number of meetings held by the Board during the period for which he had been a Director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

         The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The current members of the Audit Committee are Messrs. Gonzalez (Chairman)and Bode. The Audit Committee met three times during 1997.

         The Company's Board of Directors does not have nominating or compensation committees.

EXECUTIVE OFFICERS

         The following persons currently serve as executive officers of the
Company: in addition to Karl L. Blaha, Bruce A. Endendyk, Executive Vice President; Thomas A. Holland, Executive Vice President and Chief Financial Officer; Steven K. Johnson, Executive Vice President - Residential Asset Management; and Randall M. Paulson, Executive Vice President. Their positions with the Company are not subject to a vote of Stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of Messrs. Endendyk, Holland and Paulson is set forth below.


                         NAME, PRINCIPAL OCCUPATIONS,
                    BUSINESS EXPERIENCE AND DIRECTORSHIPS


                                                                                    AGE
                                                                                    ---
         BRUCE A. ENDENDYK: Executive Vice President (since                         50
                            January 1995).

         President (since January 1995) of Carmel Realty;
         Executive Vice President (since January 1995) of BCM,
         SAMI, CMET, IORI and TCI; Management Consultant (November
         1990 to December 1994); Executive Vice President (January
         1989 to November 1990) of Southmark; and President and Chief
         Executive Officer (March 1988 to January 1989) of
         Southmark Equities Corporation.

         THOMAS A. HOLLAND: Executive Vice President and Chief                      56
                            Financial Officer (since August
                            1995) and Senior Vice President and
                            Chief Accounting Officer (July
                            1990 to August 1995).

         Executive Vice President and Chief Financial Officer (since August
         1995) and Senior Vice President and Chief Accounting Officer (July 1990 to August 1995) of BCM, SAMI, TCI, CMET and IORI; Secretary (since
         February 1997) of TCI, CMET and IORI; and Senior Vice President and
         Chief Accounting Officer (July 1990 to February 1994) of NIRT and VPT.

         STEVEN K. JOHNSON: Executive Vice President - Residential
                            Asset Management (since August 1998).                   41


         Executive Vice President - Residential Asset Management (since August
         1998) of BCM, SAMI, CMET, IORI and TCI; Chief Operating Officer
         (January 1993 to August 1998) of Garden Capital, Inc.; Executive Vice
         President (December 1994 to August 1998) of Garden Capital Management,
         Inc.; Vice President (August 1991 to January 1993) of SHL Properties
         Realty Advisors, Inc. and SHL Acquisition Corporation II and III; and
         Vice President (August 1990 to August 1991) of BCM, SAMI, CMET, IORI,
         TCI, NIRT and VPT.

         RANDALL M. PAULSON: Executive Vice President (since                        52
                             January 1995).

         President (since August 1995) and Executive Vice President (January
         1995 to August 1995) of SAMI, CMET, IORI and TCI and (October 1994 to
         August 1995) of BCM; Director (August 1995 to November 1998) of SAMI;
         Vice President (1993 to 1994) of GSSW, LP, a joint venture of Great
         Southern Life and Southwestern Life; Vice President (1990 to 1993) of
         Property Company of America Realty, Inc.; and President (1990) of
         Paulson Realty Group.

OFFICERS

         Although not executive officers of the Company, the following persons currently serve as officers of the Company: Robert A. Waldman, Senior Vice President, General Counsel and Secretary; and Drew D. Potera, Vice President and Treasurer. Their positions with the Company are not subject to a vote of Stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                         NAME, PRINCIPAL OCCUPATIONS,
                    BUSINESS EXPERIENCE AND DIRECTORSHIPS


                                                                                    AGE
                                                                                    ---
         ROBERT A. WALDMAN:  Senior Vice President and General                      46
                             Counsel (since January 1995),
                             Secretary (since December 1989)
                             and Vice President (January 1993
                             to January 1995).

         Senior Vice President and General Counsel (since January 1995),
         Vice President (since December 1990) and Secretary (December
         1993 to February 1997) of CMET, IORI and TCI; Senior Vice
         President and General Counsel (since November 1994), Vice
         President and Corporate Counsel (November 1989 to November 1994) and Secretary (since November 1989) of BCM; Senior Vice
         President and General Counsel (since January 1995), Vice
         President (April 1990 to January 1995) and Secretary (since
         December 1990) of SAMI; and Vice President (December 1990 to
         February 1994) and Secretary (December 1993 to February 1994) of NIRT and VPT).

         DREW D. POTERA:     Vice President (since December 1996)                   39
                             Treasurer (since August 1991) and
                             Assistant Treasurer (December 1990
                             to August 1991).

         Vice President (since December 1996) and Treasurer (since December
         1990) of IORI, CMET and TCI; Vice President, Treasurer and Securities Manager (since July 1990) of BCM; Vice President and Treasurer (since February 1992) of SAMI; Treasurer (December 1990 to February 1994) of NIRT and VPT; and Financial Consultant (June 1985 to June 1990) with Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

         In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.


         Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than 10 percent of the Company's Shares of Common Stock are required to report their ownership of the Company's Shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1997. All of these filing requirements were satisfied by the Company's Directors and executive officers and 10 percent holders. In making these statements, the Company has relied on the written representations of its incumbent Directors and executive officers and its 10 percent holders and copies of the reports that they have filed with the Commission.


THE ADVISOR

         Although the Company's Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM, a contractual advisor under the supervision of the Company's Board of Directors. The duties of the advisor include, among other things, investigating, evaluating and recommending real estate and mortgage loan investment opportunities as well as financing and refinancing sources for the Company. The advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Company's Board of Directors.


         BCM has served as advisor to the Company since February 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips, who served as the Chairman of the Board and a Director of the Company until November 16, 1992. Gene E. Phillips also served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Ryan T. Phillips, the son of Gene E. Phillips and a Director of the Company until June 1996, is also a director of BCM and a trustee of the trust for the benefit of the children of Mr. Phillips which owns BCM. Mr. Blaha, the President and a Director of the Company, serves as Executive Vice President-Commercial Asset Management of BCM. Mr. Paulson, an Executive Vice President of the Company, also serves as President of BCM, SAMI, CMET, IORI and TCI.



         Gene E. Phillips serves as a representative of the trust, for the benefit of his children, which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. As of November 1, 1998, BCM owned 5,727,474 shares of the Company's Common Stock, approximately 53.3% of the Shares then outstanding.


         The Advisory Agreement provides for the advisor to receive monthly base compensation at the rate of 0.125% (1.5% on an annualized basis) of the average of the aggregate book value of the Company's assets invested in equity interests in and loans secured by real estate before non-cash reserves (the "Average Invested Assets").

         On October 23, 1991, based on the recommendation of BCM, the Company's Board of Directors approved a reduction in the advisor's base fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $.50 per share.

         In addition to base compensation, BCM or an affiliate of BCM, receives the following forms of additional compensation:

                 (a) an acquisition fee for locating, leasing or purchasing real estate for the Company in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers;

                 (b) a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers;

                 (c) a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to the Company arranged by BCM;

                 (d) an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets; and

                 (e) a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination or placement fees on mortgage loans made by the Company for the fiscal year.

         The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to the Company's Directors; rent and other office expenses of both BCM and the Company (unless the Company maintains office space separate from that of BCM); costs not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the Advisory Agreement.

         If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

         The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. The Company's management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

         Pursuant to the Advisory Agreement, BCM is the loan administration/servicing agent for the Company, under an agreement dated as of October 4, 1989, and terminable by either party upon thirty days' notice, under which BCM services most of the Company's mortgage notes and receives as compensation a monthly fee of 0.125% of the month-end outstanding principal balances of the loans serviced.


         In 1997, the Company paid BCM and its affiliates $2.6 million in advisory and mortgage servicing fees; $7.6 million in real estate brokerage commissions; $592,000 in loan arrangement fees and $865,000 in property management fees paid to subcontractors, other than Carmel Realty. In addition, as provided in the Advisory Agreement, in 1997 BCM received cost reimbursements from the Company of $1.8 million.


         Situations may develop in which the interests of the Company are in conflict with those of one or more Directors or officers of the Company in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for the Company, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including CMET, TCI and IORI. BCM also performs certain administrative services for NRLP on behalf of NRLP's general partner, SAMLP. The Advisory Agreement provides that BCM may also serve as advisor to other entities. As advisor, BCM is a fiduciary of the Company's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolio and which entity has had uninvested funds for the longest period of time. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had uninvested funds for the longest period of time or if appropriate, the investment may be shared among various entities. See "Certain Business Relationships and Related Party Transactions - Certain Business Relationships" below.

The directors and principal officers of BCM are set forth below:

                 MICKEY N. PHILLIPS:               Director

                 RYAN T. PHILLIPS:                 Director

                 RANDALL M. PAULSON:               President

                 KARL L. BLAHA:                    Executive Vice President -
                                                   Commercial Asset Management

                 BRUCE A. ENDENDYK:                Executive Vice President

                 THOMAS A. HOLLAND:                Executive Vice President and
                                                   Chief Financial Officer

                 STEVEN K. JOHNSON:                Executive Vice President -
                                                   Residential Asset Management

                 A. CAL ROSSI, JR.:                Executive Vice President

                 COOPER B. STUART:                 Executive Vice President

                 CLIFFORD C. TOWNS, JR.:           Executive Vice President -
                                                   Finance

                 DAN S. ALLRED:                    Senior Vice President -
                                                   Land Development

                 ROBERT A. WALDMAN:                Senior Vice President,
                                                   General Counsel and Secretary

                 DREW D. POTERA:                   Vice President, Treasurer
                                                   and Securities Manager


         Mickey N. Phillips is the brother of Gene E. Phillips, and Ryan T. Phillips is the son of Gene E. Phillips. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company. As of November 1, 1998, BCM owned 5,727,474 Shares of the
Company's Common Stock, 53.3% of the Company's then outstanding Shares.

PROPERTY MANAGEMENT

         Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of 5% or less of the monthly gross rents collected on the properties under management. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity Properties, Inc. ("First Equity"), which is 50% owned by BCM (ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Gene E. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's hotels, shopping centers, its office building and the Denver Merchandise Mart to Carmel Realty, which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

REAL ESTATE BROKERAGE

         Affiliates of BCM provide real estate brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

EXECUTIVE COMPENSATION

         The Company has no employees, payroll or employee benefit plans and pays no compensation to executive officers of the Company. The Directors and executive officers of the Company who are also officers or employees of the Company's Advisor are compensated by the Advisor. Such affiliated Directors and executive officers of the Company perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

         The only direct remuneration paid by the Company is to those Directors who are not officers or employees of BCM or its affiliated companies. Until April 1, 1998, the Company compensated such Independent Directors at a rate of $5,000 per year, plus $500 per Board of Directors meeting attended and $300 per Committee meeting attended. During 1997, $48,673 was paid to Independent Directors in total Directors' fees for all meetings, as follows: Roy E. Bode, $14,900; Dale A. Crenwelge, $15,340; Al Gonzalez, $13,100; and Cliff Harris, $5,333.

         Effective April 1, 1998, the Company compensates Independent Directors at the rate of $20,000 per year, plus $300 per Committee meeting attended. In addition, the Chairman of the Audit Committee receives an annual fee of $500.

         In July 1997, the Company's Board of Directors, including all of the Independent Directors, approved the Company's 1997 Stock Option Plan (the "Plan"). The Plan was approved by the Stockholders at the Company's Annual Meeting held in January 1998. As of December 31, 1997, there were no stock options outstanding under the Plan.

Performance Graph


The following graph compares the cumulative total stockholder return on the Company's shares of Common Stock with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on December 31, 1992, in shares of the Company's Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.



               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                   [CHART]

                                        1992           1993          1994         1995          1996          1997
  THE COMPANY                           100.00        194.02        208.00        236.00        427.92        479.98
  DJ EQUITY INDEX                       100.00        109.95        110.76        152.49        187.63        251.34
  DJ REAL ESTATE INDEX                  100.00        117.07        111.35        137.60        184.73        220.96

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



     Security Ownership of Management. The following table sets forth the ownership of Shares of the Company's Common Stock, both beneficially and of record, both individually and in the aggregate, for the Directors and executive officers of the Company, as of the close of business on November 1, 1998.

                                      Amount and Nature
Name of                                 of Beneficial                  Percent of
Beneficial Owner                         Ownership                      Class(1)
-------------------                   ----------------                 ----------
Karl L. Blaha                          7,244,056(2)(3)                   67.4%
                                                (5)

Roy E. Bode                                    0

Bruce A. Endendyk                      7,244,056(2)(3)                   67.4%
                                                (5)

Al Gonzalez                                    0

Cliff Harris                                   0

Thomas A. Holland                      7,246,820(2)(3)                   67.4%
                                                (4)(5)

Steven A. Johnson                      7,244,056(2)(3)                   67.4%
                                                (5)

Randall M. Paulson                     7,244,056(2)(3)                   67.4%
                                                (5)

All Directors and Executive            7,246,820(2)(3)                   67.4%
Officers as a group                             (4)(5)
(8 persons)

-----------------------

(1)  Percentage is based upon 10,755,584 Shares outstanding on November 1, 1998.

(2) Includes 820,850 Shares owned by CMET over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of CMET. Also includes 195,732 Shares owned by NOLP over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of SAMI, the managing general partner of SAMLP, the general partner of NOLP. The executive officers of the Company disclaim beneficial ownership of such Shares.

(3) Includes 5,727,474 Shares owned by BCM over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of BCM. The executive officers of the Company disclaim beneficial ownership of such Shares.

(4) Includes 2,432 Shares owned directly over which Thomas A. Holland and his wife jointly hold voting and dispositive power, and an additional 332 Shares held by Mr. Holland in an individual retirement account.

(5) Includes 500,000 shares owned by ND Investments, Inc., a wholly-owned subsidiary of the Company.


     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Common Stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the owner of more than 5% of the Shares of the Company's Common Stock as of the close of business on November 1, 1998.



                                            Amount and Nature
Name and Address of                           of Beneficial                     Percent of
Beneficial Owner                               Ownership                         Class(1)
-------------------                         -----------------                   ----------
Basic Capital Management, Inc.                  5,727,474                          53.3%
   10670 N. Central Expressway
   Suite 300
   Dallas, Texas 75231

Davister Corp./Nanook Partners, L.P.            1,669,436(2)                       15.5%
   10670 N. Central Expressway
   Suite 501
   Dallas, Texas 75231

Continental Mortgage and Equity Trust             820,850(3)                        7.6%
   10670 N. Central Expressway
   Suite 300
   Dallas, Texas 75231

Ryan T. Phillips                                5,825,866(4)                       54.2%
   10670 N. Central Expressway
   Suite 600
   Dallas, Texas 75231



(1) Percentage is based on 10,755,584 Shares of Common Stock outstanding on November 1, 1998.

(2) Each of the directors of Davister Corp., Ronald F. Akin and Ronald F. Bruce, may be deemed to be the beneficial owners of such Shares by virtue of their positions as directors of Davister Corp. The directors of Davister Corp. disclaim beneficial ownership of such Shares.

(3) Each of the Trustees of CMET, Richard W. Douglas, Larry E. Harley, R. Douglas Leonhard, Murray Shaw, Ted P. Stokely, Martin L. White and Edward G. Zampa, may be deemed to be the beneficial owners of such Shares by virtue of their positions as Trustees of CMET. The Trustees of CMET disclaim such beneficiary ownership.


(4) Includes 5,727,474 Shares owned by BCM over which Ryan T. Phillips may be deemed to be the beneficial owner by virtue of his position as a director of BCM. Mr. Phillips disclaims beneficial ownership of such Shares. Also, includes 98,332 Shares owned by the Gene E. Phillips Children's Trust. Ryan T. Phillips is a beneficiary of such trust.


CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Policies with Respect to Certain Activities. The By-laws of the Company, as amended, provide, in accordance with Georgia law, that no contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Company's Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if one or more of the following three conditions are met: (i) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Company's Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; (ii) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of such Stockholders; or (iii) the contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Company's Board of Directors, a committee thereof, or the Stockholders.

         The Company's policy is to have such contracts or transactions approved or ratified by a majority of the disinterested Directors of the Company with full knowledge of the character of such transactions, as being fair and reasonable to the Stockholders at the time of such approval or ratification under the circumstances then prevailing. Such Directors also consider the fairness of such transactions to the Company. Management believes that, to date, such transactions have represented the best investments available at the time and that they were at least as advantageous to the Company as other investments that could have been obtained.

         The Company expects to enter into future transactions with entities the officers, trustees, directors or stockholders of which are also officers, Directors or Stockholders of the Company if such transactions would be beneficial to the operations of the Company and consistent with the Company's then-current investment objectives and policies, subject to approval by a majority of disinterested Directors as discussed above.

         The Company does not prohibit its officers, Directors, Stockholders or related parties from engaging in business activities of the types conducted by the Company.

CERTAIN BUSINESS RELATIONSHIPS

         As mentioned above, BCM is a corporation of which Messrs. Blaha, Endendyk, Holland, Johnson and Paulson serve as executive officers. BCM is beneficially owned by a trust for the benefit of the children of Gene E. Phillips, trustee of which is Ryan T. Phillips. Ryan T. Phillips is the son of Gene E. Phillips and serves as a director of BCM and served as a Director of the Company until June 1996.

         Mr. Paulson, an Executive Vice President of the Company, is the President of CMET, IORI and TCI, and owes fiduciary duties to such entities as well as to BCM under the applicable law. CMET, IORI and TCI have the same relationship with BCM as does the

Company. In addition, BCM has been engaged to perform certain administrative functions for NRLP and NOLP. Gene E. Phillips is a general partner of SAMLP, NRLP's and NOLP's general partner, and until May 1996, served as Chief Executive Officer and director of SAMLP's managing general partner, SAMI. BCM is the sole stockholder of SAMI. The Company owns a 96% limited partner interest in SAMLP.

         In March 1994, an entity affiliated with Ryan T. Phillips, a Director of the Company until June 1996, advanced BCM $893,000 on an unsecured demand note. The note bears interest at 10% per annum with interest only payable monthly. In February 1998, an entity affiliated with Ryan T. Phillips advanced BCM an additional $1.7 million also on an unsecured demand note. This note bears interest at 7.5% per annum with interest only payable monthly.

         BCM has advanced an entity affiliated with Ryan T. Phillips $1.1 million on an unsecured demand note. The note bore interest at 10% per annum with interest only payable monthly. The note was paid in full in February 1998.

         Since February 1, 1990, the Company has contracted with affiliates of BCM for property management services. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity, a company which is 50% owned by BCM, (ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Gene E. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's hotels, shopping centers, its office building and the Denver Merchandise Mart to Carmel Realty, Inc., which is a company owned by First Equity.

         Affiliates of BCM provide brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

         The Company owns an equity interest in each of CMET, IORI, TCI, NRLP and SAMLP. In addition, CMET and NRLP own a beneficial interest in the Company and SAMLP owns a beneficial interest in TCI.

RELATED PARTY TRANSACTIONS

         At December 31, 1996, the Company held a mortgage note receivable secured by an apartment complex in Merrillville, Indiana, with a principal balance of $3.5 million. The property is owned by a subsidiary of Davister Corp., a general partner in a partnership that owns approximately 15.6% of the Company's outstanding shares of Common Stock. The note matured in December 1996. The Company and borrower agreed to extend the note's maturity date to December 2000. As additional collateral for this loan, the Company received a second lien mortgage on another property owned by the Borrower as well as the Borrower's guarantee of the loan. In May 1997, the note plus accrued but unpaid interest was paid in full.

         BCM has entered into put agreements with certain holders of the Class A limited partner units of Ocean Beach Partners, L.P. Such Class A units are convertible into Series D Cumulative Preferred Stock of the Company. The put price of the Series D Preferred Stock is $20.00 per share plus accrued but unpaid dividends.

         BCM has also entered into put agreements with the holders of the Class A limited partner units of Valley Ranch Limited Partnership. Such Class A units are convertible into Series E Cumulative Convertible Preferred Stock of the Company which is further convertible into Common Stock of the Company. The put price for the Class A units is $1.00 per unit and the put price for either the Series E Preferred Stock or the Company's Common Stock is 80% of the average daily closing price of the Company's Common Stock on the 20 previous trading days.


         BCM has also entered into put agreements with the certain holders of the Company's Series F Cumulative Convertible Preferred Stock. The put price for the Series F Preferred Stock is $10.00 per share plus any accrued and unpaid dividends for up to a maximum of 50,000 shares of Series F Preferred Stock. On April 1, 1998 the holders exercised the put and BCM purchased the 50,000 shares.


         In August 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of CMET, IORI and TCI owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $4.0 million. The Company received $2.0 million in net cash after the payment of closing costs associated with the loan. The loan was paid in full by the proceeds of a new $4.0 million loan from another financial institution secured by a pledge of equity securities of CMET, IORI and TCI owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $10.4 million. The Company received $2.0 million in net cash after the payoff of the $2.0 million loan.


         In September 1996, the August 1996 lender made a second $2.0 million loan. The second loan is also secured by a pledge of equity securities of the CMET, IORI and TCI owned by the Company and Common Stock of the Company owned by BCM with a market value of $9.1 million. The Company received $2.0 million in net cash after payment of closing costs associated with the loan. The loan matures in December 1998.



         In January 1998, the December 1997 lender made a second $2.0 million loan. This loan is also secured by a pledge of Common Stock of the Company owned by BCM with a market value at the time of $4.7 million. The Company received $2.0 million in net cash.


         In 1997, the Company paid BCM and its affiliates $2.6 million in advisory and mortgage servicing fees; $7.6 million in real estate brokerage commissions; $592,000 in loan arrangement fees and $865,000 in property management fees paid to subcontractors, other than Carmel Realty. In addition, as provided in the Advisory Agreement, in 1997 BCM received cost reimbursements from the Company of $1.8 million.

         In October 1997, the Company entered into leases with BCM and Carmel Realty for space at the Company's One Hickory Center Office Building, which is currently under construction. The BCM lease, effective upon the completion of the building, is for 50,574 square feet (approximately 50% of the building), has a term of ten years and provides for annual base rent of $974,000 per year for the first year or $19.25 per square foot increasing to $1.3 million in the tenth year or $24.90 per square foot. The Carmel Realty lease, also effective upon completion of the building, is for 25,278 square feet (approximately 25% of the building) has a term of 15 years, and provides for annual base rent of $487,050 per year for the first year or $19.25 per square foot increasing to $964,000 in the fifteenth year or $38.15 per square foot.

         Effective January 1, 1998, Carmel Realty entered into a master lease for 23,813 square feet of space at the Company's Denver Merchandise Mart. The lease has a term of three years and provides for annual rent of $358,000 or $15.00 per square foot.

                                 PROPOSAL TWO:
                     APPROVAL OF DIRECTOR STOCK OPTION PLAN

BACKGROUND AND DESCRIPTION

         The Board of Directors of the Company has reviewed various arrangements for compensation of Directors, which do not include a program enabling Directors who are not also officers or key employees of the Company or its Advisor to participate in the Company's growth through stock ownership except for purchases of Shares in the open market. The Board of Directors believes that a program fostering share ownership by Directors who are "independent" will promote the long-term financial success of the Company by attracting and retaining outstanding Directors and providing incentives to such Directors through grants of Share Options linked to continued improvements in the Company's earnings.

         On May 20, 1998, by unanimous vote of the Board of Directors, the Company adopted the Directors Stock Option Plan (the "Plan") subject to approval by the Stockholders of the Company at the next meeting of the Stockholders, whether Annual or Special, by a majority of votes cast on such Plan, provided that the total vote cast thereon represents over 50% in interest of all voting securities of the Company entitled to vote thereon. The Company does not presently have any formal bonus, profit sharing, pension, retirement, stock option, stock purchase or deferred compensation plan for any of the Directors except for the proposed Stock Option Plan.

         The Plan will be effective on the date the Plan is approved by the Stockholders at the Annual Meeting. The principal features of the Plan are summarized below. THIS SUMMARY, WHICH CONTAINS ALL OF THE MATERIAL FEATURES OF THE PLAN, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PLAN WHICH IS ANNEXED AS APPENDIX TO THIS PROXY STATEMENT.

ADMINISTRATION AND ELIGIBILITY; ADJUSTMENT, AMENDMENT AND TERMINATION

         Because Options to be granted under the Plan are automatic and non-discretionary, the Plan is largely self administered. To the extent necessary, the Board of Directors is authorized to administer the Plan. In the event of a stock dividend, stock split, stock combination or other reduction in issued shares, merger, consolidation, recapitalization or sale or exchange of all of the assets or dissolution of the Company, the Board of Directors is required to adjust the number and type of shares authorized by the Plan and subject to outstanding grants of Options, as well as Option prices of any outstanding Stock Options, to prevent in enlargement or dilution of rights.
The Board of Directors may suspend or terminate the Plan at any time or amend the Plan from time to time without Stockholder approval, but no amendment, suspension or termination shall impair the rights of any Director under outstanding Options. However, without Stockholder approval (to the extent required by law or agreement) no amendment may be made which would (a) materially increase the number of Shares issuable under the Plan (other than pursuant to the adjustment provisions described above, (b) materially modify the requirements as to eligibility for participation, or (c) materially increase the benefits accruing to Directors under the Plan.


         Eligibility for Options under the Plan is limited to Directors of the Company who, at the time of grant of an Option, are not, and have not been for at least one year, either an employee or officer of the Company or any of its Affiliates. As of November 2, 1998, three of the four Directors are eligible for Options under the Plan. The aggregate number of Shares under the Plan is 40,000 (subject to adjustments in order to prevent enlargement or dissolution as described above). The Shares are traded on the New York Stock Exchange, Inc.


         The following table sets forth the benefits or amounts that will be received by or allocated to each of the following under the Plan, if it is approved by the Stockholders and if such benefits or amounts are determinable.


         NAME AND POSITION                         DOLLAR VALUE ($)(1)       NUMBER OF SHARES
Karl L. Blaha, President and Director(2)               -0-                         -0-
Executive Group                                        -0-                         -0-
Non-executive Director Group(3)                        -0-                        3,000
Non-executive Officer Employee Group(4)                -0-                         -0-



(1) The dollar value of the Options to be granted are not determinable at this time. Options will be granted at fair market value of the Shares on the date of grant and any benefit will depend upon a subsequent increase in the fair market value of the Shares.


(2) All current executive officers, individually and as a group, are not eligible for Options under the Plan.


(3) Group consists of Messrs. Bode, Gonzalez and Harris, each of whom is an Independent Director and each of whom is eligible to receive an Option to purchase 1,000 shares upon the approval of the Plan by the Stockholders.


(4) All employees, including current officers, who are not executive officers as a group are not eligible for Options under the Plan.

OPTIONS

         Effective at the time of approval by the Stockholders of the Plan, each Independent Director will automatically be awarded an Option to purchase 1,000 Shares. In addition, for each year such Director continues to serve as a Director, he will be awarded an option covering 1,000 Shares on January 1 of each year. All Options are to be granted at "fair market value" (as defined in the Plan). All Options granted under the Plan will be exercisable for the lesser of ten years or one year after a Director ceases to serve on the Board of Directors for any reason, including death. Payment of the exercise price may be made in cash, in Shares already owned by the individual for at least six months, or with a combination of cash and Shares.

FEDERAL INCOME TAX CONSEQUENCES

         The Company has been advised by its counsel that under existing law, a recipient of a Stock Option granted under the Plan will not realize any taxable income from the grant of such Option and the Company will not be entitled to any tax deductions for income tax purposes. Upon the exercise of Options granted under the Plan, the Optionee will realize taxable ordinary income equal to the excess of the Fair Market Value of the Shares on the date the Option is exercised over the Option price, and the Company will be entitled to a corresponding deduction. The Company is entitled to a tax deduction at the same time in the amount taxable to the individual, provided the Company timely files the appropriate IRS Form 1099 for the individual.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

         Stockholder approval of the Plan is not required under the Articles of Incorporation or By-Laws. The Plan is being submitted for Stockholder approval in order to meet the requirements of the New York Stock Exchange. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the Plan.

         THE BOARD OF DIRECTORS RECOMMEND THE VOTE FOR ADOPTION AND APPROVAL OF THE AMERICAN REALTY TRUST, INC. DIRECTOR STOCK OPTION PLAN.

                                PROPOSAL THREE:
            INCREASE IN NUMBER OF AUTHORIZED SHARES OF SPECIAL STOCK

         The Board of Directors is recommending that Article Five of the Articles of Incorporation of the Company be amended to increase the number of authorized shares of Special Stock, $2.00 par value per share, from 20,000,000 shares to 50,000,000 shares. The affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the proposal to amend Article Five. Pursuant to this proposal, the first paragraph of Article Five of the Articles of Incorporation would be deleted and replaced in its entirety with the following:

                 "The Corporation shall have authority exercisable by its Board of Directors to issue not more than 100,000,000 shares of common voting stock, $.01 par value per share (the "Common Stock"), and 50,000,000 shares of a special class of stock, $2.00 par value per share (the "Special Stock"), which shall be designated as the Board of Directors may determine and which may be issued in series by the Board of Directors as hereinafter provided. Preferences, limitation, and relative rights with respect to the shares of each class of stock of the Corporation shall be as hereinafter set forth:"


         As of November 1, 1998, there were six series of the Company's Special Stock, which had been designated by the Board of Directors. The total number of shares designated in these series is 15,431,431. Although there are no pending transactions which would require the issuance of any Special Stock in excess of the amount currently authorized, the Board of Directors recommends that the number of authorized shares be increased and thereby provide the Company with the ability to issue such additional new shares of Special Stock should the opportunity be presented in the future.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF SPECIAL STOCK AUTHORIZED FOR ISSUANCE BY THE COMPANY.

                         SELECTION OF AUDITORS FOR 1998


         The Company's auditors for the 1997 fiscal year were BDO Seidman. A representative of BDO Seidman will attend the annual meeting. The Board of Directors has selected BDO Seidman as the auditors for the Company for the 1998 fiscal year.


                                 OTHER MATTERS

         Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS


         The audited consolidated balance sheets of the Company, in comparative form as of December 31, 1997 and 1996, and the audited consolidated statements of operations and consolidated statements of cash flows for the years ended December 31, 1997, 1996 and 1995, are contained in the 1997 Annual Report to Stockholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.


                            SOLICITATION OF PROXIES

         This Proxy Statement is furnished to Stockholders to solicit proxies on behalf of the Directors of the Company. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication.
In addition, the Company has retained Shareholder Communications Corporation ("SCC") to assist in the solicitation of proxies. An agreement with SCC provides that it will distribute materials relating to the solicitation of proxies, contact Stockholders to confirm receipt of materials and answer questions relating thereto. SCC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.

                                        By Order of the Board of Directors




                                        KARL L. BLAHA
                                        President


THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES AND THAT YOU VOTE FOR PROPOSAL TWO AND PROPOSAL THREE ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.